Exhibit 10.3

SMARTKEM, INC.
2021 EQUITY INCENTIVE PLAN

UNITED KINGDOM SUB-PLAN

The United Kingdom Sub-plan (the “UK Sub-Plan”), as set forth herein, is intended to apply to grants of Options to which the terms and conditions of this UK Sub-Plan are expressly incorporated. Unless the context otherwise requires, all expressions used in the UK Sub-Plan have the same meaning as set forth in the SmartKem, Inc. 2021 Equity Incentive Plan (the “Plan”), as amended from time to time; provided that all other words and terms not otherwise defined shall have the meaning attributed by Schedule 5 which for the purposes hereof (but for no other purpose) shall take precedence. For the avoidance of doubt the UK Sub-Plan is not intended to provide rights with respect to Options to which the UK Sub-Plan applies in addition to those rights granted under the Plan. Rather, the UK Sub-Plan has been adopted for the purpose of ensuring that Options to which the UK Sub-Plan applies will satisfy the requirements of Schedule 5.

1.            Establishment and purpose of the Plan

1.1        Subject to the foregoing and the succeeding terms of this UK Sub-Plan, the terms and conditions of the Plan are incorporated into this UK Sub-Plan.

1.2        In the event of any conflict between this UK Sub-Plan and the Plan, this UK Sub-Plan shall prevail as regards Options awarded under this UK Sub-Plan to Eligible Employees based in the United Kingdom (“UK”) with the intention that they qualify as tax-advantaged options under Schedule 5.

2.            Definitions

2.1        Subject to Section 2.2, words and expressions defined in the rules of the Plan shall have the same meaning for the purposes of this UK Sub-Plan. The definitions in Section 2.2 shall only apply for the purposes this UK Sub-Plan and shall replace any definitions of the same words and expressions in the Plan, but only for the purposes of this UK Sub-Plan. Unless otherwise expressly stated or the context requires otherwise, section references in this UK Sub-Plan shall refer to sections in this UK Sub-Plan.

2.2        In this UK Sub-Plan the following words and expressions shall have, where the context so admits, the following meanings:

“Associate” – has the meaning given to associate by paragraph 31, paragraph 32 and paragraph 33 of Schedule 5, with Chapter 11 of Part 7 of ITEPA 2003 being applied for the purposes of paragraph 32(2)

“Constituent Company” – the Company, and any other Group Company to which this UK Sub-Plan is expressed to extend.

“Eligible Employee” – any employee of a Constituent Company who:

a)	must spend on average at least the Statutory Minimum Time on the business of the Group;

b)	does not have a Material Interest (either alone or together with one or more Associates); and

c)	has no Associates or Associates who or which has or (taken together) have a Material Interest.

“EMI Option” – an option to acquire shares granted by the Company under this UK Sub-Plan or any other Schedule 5 EMI scheme and which qualifies as an enterprise management incentive under the provisions of paragraph 1 (2) Schedule 5.

“Employer NICs” - any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that the Company or any Group Company being an employer of a Participant is liable to pay as a result of any event or circumstance that may be lawfully recovered from the Participant.

“Fair Market Value” – the market value of a Share determined to the satisfaction of the Board in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 provided that if the Shares are subject to Restricted Shares (as defined in paragraph 5(8) of Schedule 5) the Fair Market Value shall be determined as if they were not.

“Group” – the Company and its Subsidiaries and the term “Group Company” shall be construed accordingly.

“Material Interest” – has the meaning given in paragraph 28 of Schedule 5.

“HMRC” – UK HM Revenue & Customs.

“ITEPA 2003” – the Income Tax (Earnings and Pensions) Act 2003

“UK Sub-Plan Option” – an Option granted to an Eligible Employee under this UK Sub-Plan.

“Schedule 5” – Schedule 5 to ITEPA 2003.

“Statutory Minimum Time” – committed time, (as defined in paragraph 26 of Schedule 5), equal to the statutory threshold (as defined in that paragraph)

2.3        In these Rules, reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or reenacted and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant enactment.

3.            Effective Date; Duration

The effective date and expiration date of this UK Sub-Plan shall be the same as the Effective Date and expiration date of the Plan.

4.           Administration

Notwithstanding anything contained in the Plan to the contrary:

(a)        Only UK Sub-Plan Options under this UK Sub-Plan may be granted to participants of this UK Sub-Plan.

(b)        UK Sub-Plan Options may be settled in Shares only (which must be fully paid up and not redeemable following exercise of the Options) and not in cash, other securities, other property or in any other asset.

(c)        UK Sub-Plan Options may be exercised only by payment of the exercise price in cash or pursuant to a cashless exercise facility in accordance with Section 7(l).

(d)        UK Sub-Plan Options may not be cancelled, forfeited or suspended other than as provided by the UK Sub-Plan.

(e)        The delivery of Shares following the exercise of a UK Sub-Plan Option may not be deferred automatically or at the election of the Participant or the Committee other than as provided by the UK Sub-Plan.

(f)        The Committee may not accelerate the vesting or exercisability of any UK Sub-Plan Option in any circumstances other than as provided by the UK Sub-Plan.

(g)        The Committee shall exercise any discretion and make any determination in respect of rights arising from UK Sub-Plan Options once granted under this UK Sub-Plan acting fairly and reasonably.

5.        Eligibility

5.1       No Option may be granted under this UK Sub-Plan to a person who is not an Eligible Employee on the date of grant.

5.2       The Company (acting through the Board) may grant Options under this UK Sub-Plan for commercial reasons in order to recruit or retain an Eligible Employee. The Company may not grant Options under this UK Sub-Plan as part of any scheme or arrangement for which the main purpose (or one of its main purposes) is tax avoidance.

5.3       The Company may grant Options under this UK Sub-Plan only when the Company is a qualifying company, as defined in paragraph 8 of Schedule 5.

6.        Options

Section 6 of the Plan shall apply to this UK Sub-Plan except that:

(a)        No UK Sub-Plan Option may be granted under this UK Sub-Plan unless the Shares satisfy the conditions specified in paragraph35 of Schedule 5 on the date of grant.

(b)        A UK Sub-Plan Option shall be limited and take effect so that:

(i)	at any time, the total Fair Market Value (at the relevant dates of grant of) of the Shares that can be acquired on the exercise of all EMI Options over the Shares must not exceed £3 million (or any other amount as may be specified by paragraph 7 of Schedule 5 at the relevant time; and

(ii)	no Participant holds subsisting EMI Options over shares with a total Fair Market Value in excess of £249,999 or such other limit as may be prescribed by paragraph 5 of Schedule 5 from time to time.

For these purposes Fair Market Value shall be measured on the date of grant of the EMI Options An EMI Option is not subsisting for this purpose to the extent it has lapsed, been surrendered, renounced or exercised.

(c)        The exercise price per Share for each UK Sub-Plan Option shall not be less than the nominal value of such Share as of the date of grant.

(d)        The sterling equivalent of the exercise price for the purposes of applying clauses (b) and (c) above shall be the amount converted into pounds sterling using the rate published in the Financial Times for the date of grant or at such other rate as may be agreed from time to time with HMRC Shares and Assets Valuation.

(e)        For UK Sub-Plan Options, the Award Agreement shall state that the UK Sub-Plan Options have been granted under the terms of this UK Sub-Plan and shall include the date of grant, a statement that the UK Sub-Plan Options are granted under the provisions of Schedule 5, the number and description of the Shares subject to the UK Sub-Plan Option, the exercise price, details of when the UK Sub-Plan Option may be exercised, details of when the UK Sub-Plan Option will lapse, details of any restrictions to which the Shares may be subject, details of any conditions to be met prior to exercise, a declaration from the Participant that he /she is an Eligible Employee and a statement that the UK Sub-Plan Option may not be transferred, assigned or charged except following the death of a Participant in accordance with this UK Sub-Plan. If a proposed Participant pursuant to this UK Sub-Plan does not correctly complete, sign and date the Award Agreement and return it within seven days after the date of grant, the relevant Options shall automatically lapse.

(f)        Any vesting terms, performance conditions or other conditions attaching to a UK Sub-Plan Option granted shall be objective, set out in full in the Award Agreement, such that rights to exercise a UK Sub-Plan Option after the attainment or fulfilment of such objective terms or conditions shall not be dependent upon the discretion of any person, and not capable of amendment unless events happen which cause the Committee to consider that the term or condition has ceased to be appropriate. If the Committee considers that any such amendment is appropriate, the amended term or condition must, in the opinion of the Committee, be fair and reasonable and no more difficult to satisfy than the original term or condition and Section 6 of the Plan and the Award Agreement shall be construed accordingly.

(g)        A UK Sub-Plan Option shall vest and may be exercised in full by the Participant within 6 months of the date when the Participant ceases to be an employee of any Group Company by reason of:

(i)        injury or Disability provided the Committee is satisfied, on production of such evidence as it may reasonably require, that the individual has ceased to exercise and, by reason of the injury or Disability, is incapable of exercising that employment and is likely to remain so for the foreseeable future;

(ii)        redundancy within the meaning of the UK Employment Rights Act 1996 or a closely comparable overseas provision;

(iii)        retirement with the consent of his employer, acting fairly and reasonably;

(iv)        his employing company ceasing to be a Group Company;

(v)        his employment being transferred outside the Group in circumstances where this is a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 or a closely comparable overseas provision; or

(vi)        for a reason other than one provided elsewhere by this Section 6(g) if the Committee, acting fairly and reasonably, determines within 60 days of his cessation of employment that the Participant may exercise his UK Sub-Plan Option.

If a Participant ceases to be an employee of any Group Company for a reason other than death or one of the reasons set out in Section 6(g)(i) through (v), his UK Sub-Plan Option shall become incapable of exercise with effect from the date of cessation of employment and remain incapable of exercise unless and until the Committee determines that the Participant will be permitted to exercise his Option under Section 6(g)(vi).

For the purposes of applying this Section 6(g) and notwithstanding the provisions of Section 12 of the Plan, a Participant shall cease to be an employee of any Group Company if he gives or is given notice of termination of his employment such that he will no longer be an employee of any Group Company, provided that there are no arrangements for him to commence a new employment with any other Group Company. If his employment terminates in other circumstances without notice, a Participant shall cease to be an employee of a Group Company on the date of termination. A female Participant ceases to be an employee due to pregnancy only when she no longer has any right to return to work.

(h)        A UK Sub-Plan Option shall vest and may be exercised in full following the death of a Participant by his personal representatives, in which case it must be exercised within 12 months of the date of his death and shall then lapse.

(i)        No UK Sub-Plan Option may be transferred assigned or charged, and any purported transfer shall be void provided that this Section 6(i) shall not prevent the UK Sub-Plan Option of a deceased Participant from being exercised by his personal representatives.

(j)        Subject to the provisions of this UK Sub-Plan, a Participant may not exercise his UK Sub-Plan Option at any time when he is not an Eligible Employee.

(k)        UK Sub-Plan Options shall be exercisable by the Participant giving a notice of exercise to the Company, and shall be satisfied by the issue or transfer of Shares with the same rights attaching to them as issued shares of the same class as appropriate within 30 days of the date the Company receives such notice. The notice of exercise shall be accompanied by payment of the exercise price together with a duly completed and signed section 431 election if requested by the Company. Such payment shall be made in cash, by cheque or by a transfer of cash funds, unless the Company provides a cashless exercise facility to enable the Participant to provide funds to pay the exercise price and/or all applicable required withholding taxes. Any such facility shall allow the Participant to choose to pay the exercise price in cash, by cheque or by a transfer of cash funds; in the alternative, if the Participant chooses to do so, the facility shall enable the Participant to authorize the sale on his behalf of such number of Shares as shall be required, net of any selling costs, to cover the aggregate exercise price and/or all applicable required withholding taxes. A Participant may not otherwise pay the exercise price in Shares or by any other method and net settlement is not permitted under this UK Sub-Plan.

(l)        Provided that the Participant has met his obligations under Section 6 of the Plan and the terms of this UK Sub-Plan, the Company shall satisfy the exercise of an Option by issuing or transferring or procuring the issue or transfer of Shares to the Participant with the same rights attaching to them as shares of the same class as appropriate within 30 days of the date the Company receives a notice of exercise.

(m)        All Shares allotted under this Plan shall rank equally in all respects with Shares of the same class then in issue except for any rights attaching to Shares by reference to a record date prior to the date of allotment.

(o)       The Company shall comply or shall procure compliance, in respect of any EMI Option, with its obligations under paragraph 44 of Schedule 5.

7.             Stock Appreciation Rights

Section 7 of the Plan shall not apply to this UK Sub-Plan.

8.            Restricted Stock and Restricted Stock Units

Sections 8 and 9 of the Plan shall not apply to this UK Sub-Plan.

9.             Performance Awards

Section 10 of the Plan shall not apply to this UK Sub-Plan.

10.          Changes in Capital Structure and Similar Events

Section 14(a) of the Plan shall apply to this UK Sub-Plan except that:

(a)        The Committee may adjust the number of Shares subject to outstanding UK Sub-Plan Options and/or the exercise price with respect to any outstanding UK Sub-Plan Options only so far as is necessary to take account of any variation of the share capital of the Company including, without limitation, any capitalization, rights issue, consolidation, sub-division or reduction of capital. Any such adjustment shall be determined by the Committee at its discretion, acting fairly and reasonably. Any such adjustment shall take effect from the record date on which the respective variation applied to the Shares. Any UK Sub-Plan Options that are exercised within the period from the record date to the date when the Options are adjusted shall also be subject to the adjustment. The Company shall take such steps as it considers necessary to notify the Participants of any such adjustment and may call in, cancel or reissue any Award Agreement. For the avoidance of doubt, UK Sub-Plan Options may not be adjusted in the event of a merger, split-up, split-off, spin-off or in any circumstance other than a variation of share capital.

(b)        The Award Agreement shall set out in full any accelerated vesting terms that shall apply in the event of a Change in Control or winding-up of the Company. Unless provided otherwise in the relevant Award Agreement, all UK Sub-Plan Options shall lapse on the occurrence of a Change in Control or winding-up event.

11.           Taxes

Section 15 of the Plan shall apply to this UK Sub-Plan except that:

(i)        The tax withholding provisions shall apply only in respect of any liability that arises by virtue of the exercise of a UK Sub-Plan Option which will include the whole of the liability for Employer NICs unless the Award Agreement provides otherwise.

(ii)        The tax withholding provisions shall permit the Company or other relevant person to withhold Shares only after a Participant has first been given the opportunity to meet any such liability from his own resources (either by salary deduction or payment to the Company or other relevant person). The tax withholding provisions shall then permit the Company or other relevant person to sell only Shares sufficient to cover the tax liability and only after the valid exercise of the Option, with the remaining Shares being issued or transferred to the Participant.

12.          General

12.1       A Participant of the UK Sub-Plan shall not be entitled to and waives any rights he may have to compensation or damages in consequence of ceasing to have rights or benefits or prospective rights or benefits including without limitation any loss of relief from tax or employee’s social security under this UK Sub-Plan following the operation, suspension, termination or amendment of the UK Sub-Plan or failure to obtain or loss of tax advantaged status of this UK Sub-Plan or any UK Sub-Plan Option under Schedule 5.

12.2       A Participant of the UK Sub-Plan shall have no rights to compensation or damages on account of any loss in respect of Options or the UK Sub-Plan where this loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with; or notice to terminate office or employment given by or to any Group or any former Group Company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages are claimed.